UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2006

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 17, 2006, the Board of Directors (the “Board”) of William Lyon Homes (the “Company”) increased the authorized number of directors of the Company from eight to nine and appointed Lawrence M. Higby to the Board to fill the resulting vacancy. The Board has determined that Mr. Higby satisfies the requirements for independence set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual. Mr. Higby has been appointed to the Board’s Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee.

Lawrence M. Higby, 60, has served as Chief Executive Officer of Apria Healthcare since February 2002. He joined Apria Healthcare Group, Inc. as President and Chief Operating Officer in November 1997. In his capacity at Apria Healthcare, Mr. Higby also serves as a director of the American Association for Homecare and is an active member of its executive committee. Prior to joining Apria Healthcare, Mr. Higby served as President and Chief Operating Officer of Unocal’s 76 Products Company and group vice president of Unocal Corporation from 1994 to 1997. From 1986 to 1994, Mr. Higby held various positions with The Times Mirror Company, including serving as Executive Vice President of Marketing of the Los Angeles Times and Chairman of the Orange County Edition from 1992 to 1994. In 1986, Mr. Higby served as President and Chief Operating Officer of America’s Pharmacy, Inc., a division of Caremark, Inc. Mr. Higby graduated from the University of California Los Angeles (“UCLA”) with a bachelor of science degree in Political Science in 1967 and attended UCLA’s graduate school of business, after which time he worked in the Nixon White House.

There are no arrangements or understandings between Mr. Higby and any other person(s) pursuant to which he was selected as a director. In addition, since the beginning of the Company’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Higby, or members of his immediate family, had or will have a direct or indirect material interest.

The Company issued a press release regarding the appointment of Mr. Higby on January 18, 2006. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release issued by the Company on January 18, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated January 19, 2006

By:	/s/ Michael D. Grubbs
Michael D. Grubbs
Senior Vice President, Chief Financial
Officer and Treasurer

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EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by the Company on January 18, 2006.

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